Exhibit 99.1

News Release

Ecolab Inc.

1 Ecolab Place,

St. Paul, Minnesota  55102

FOR IMMEDIATE RELEASE

Michael J. Monahan(651) 250-2809

Andrew C. Hedberg(651) 250-2185

ECOLAB COMMENTS ON THE EFFECTS OF HURRICANE HARVEY

ST. PAUL, Minn., September 5, 2017: Commenting on the effects of Hurricane Harvey, Douglas M. Baker, Jr., Ecolab’s Chairman and Chief Executive Officer said, “The damage caused by Hurricane Harvey to the people in its path has been immense and tragic. We are pleased that our Ecolab associates are safe and we are supporting them in the recovery. Our hearts and best wishes go out to everyone affected by the storms as they seek to rebuild.  To assist, we have donated 10 truckloads of cleaning and sanitizing products and are matching our global associates’ financial contributions for those in need in the affected area.

“The effects of the hurricane on our customers, our plants and operations and our raw material costs are still playing out and it is too early to formally quantify them.  However, a number of our industrial and refining customers were forced to shut down their operations, as we were for our three manufacturing plants in the Houston area.  As a result, we currently believe the impact could result in third quarter adjusted diluted earnings per share on the low end or slightly below our previously forecasted $1.36 to $1.44 range, and likely on the lower end of our full year 2017 range of $4.70 to $4.90. We expect to update our full year 2017 guidance on or before the third quarter earnings release.

“Importantly, we believe Hurricane Harvey’s impact will be temporary, and that the fundamental strengthening trends within our business sales and margins are continuing and will be reflected in our results going forward.  We do not believe there will be any meaningful impact on our 2018 results.  Obviously, this does not include prospective impacts from other hurricanes.”

About Ecolab

A trusted partner at more than one million customer locations, Ecolab (ECL) is the global leader in water, hygiene and energy technologies and services that protect people and vital resources. With 2016 sales of $13 billion and 48,000 associates, Ecolab delivers comprehensive solutions and on-site service to promote safe food, maintain clean environments, optimize water and energy use and improve operational efficiencies for customers in the food, healthcare, energy, hospitality and industrial markets in more than 170 countries around the world. For more Ecolab news and information, visit www.ecolab.com.

Ecolab Inc. will host a live webcast of its biennial meeting for professional investors on Thursday, Sept. 7, 2017, in St. Paul, Minn.  The event will begin at approximately 9:00 am ET and end at approximately 3:30 pm ET.  The webcast, along with related materials, will be available to the public on Ecolab's website at www.ecolab.com/investor. A replay of the webcast and related materials will be available at that site. Listening to the webcast requires Internet access, the Windows Media Player or another compatible streaming media player.

Cautionary Statements Regarding Forward-Looking Information

This communication contains certain statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,”

“believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our forecasted 2017 third quarter and full-year adjusted diluted earnings per share, Hurricane Harvey’s impact, and our 2018 results. These statements are based on the current expectations of management of the company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication.

Additional risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of our most recent Form 10-K, and our other public filings with the Securities and Exchange Commission (the "SEC") and include the vitality of the markets we serve, including the impact of oil price fluctuations on the markets served by our Global Energy segment; the impact of economic factors such as the worldwide economy, capital flows, interest rates and foreign currency risk, including reduced sales and earnings in other countries resulting from the weakening of local currencies versus the U.S. dollar; our ability to attract and retain high caliber management talent to lead our business; our ability to execute key business initiatives; potential information technology infrastructure failures and cybersecurity attacks; exposure to global economic, political and legal risks related to our international operations including with respect to our operations in Russia; the costs and effects of complying with laws and regulations, including those relating to the environment and to the manufacture, storage, distribution, sale and use of our products; the occurrence of litigation or claims, including related to the Deepwater Horizon oil spill; our ability to develop competitive advantages through innovation; difficulty in procuring raw materials or fluctuations in raw material costs; our substantial indebtedness; our ability to acquire complementary businesses and to effectively integrate such businesses; restraints on pricing flexibility due to contractual obligations; pressure on operations from consolidation of customers, vendors or competitors; public health epidemics; potential losses arising from the impairment of goodwill or other assets; potential loss of deferred tax assets; changes in tax law and unanticipated tax liabilities; potential chemical spill or release; potential class action lawsuits; the loss or insolvency of a major customer or distributor; acts of war or terrorism; natural or man-made disasters; water shortages; severe weather conditions; and other uncertainties or risks reported from time to time in our reports to the SEC. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations, except as required by law.

Non-GAAP Financial Information

This news release includes estimates for adjusted earnings per share, which is a financial measure that has not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

We provide this measure as additional information regarding our operating results. We use this non-GAAP measure internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of this measure provides investors with greater transparency with respect to our results of operations and that this measure is useful for period-to-period comparison of results.

Our non-GAAP financial measure for diluted earnings per share, which we refer to as adjusted diluted earnings per share, excludes the impact of special (gains) and charges and discrete tax items. We include items within special (gains) and charges and discrete tax items that we believe can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs associated with historical trends and future results. After tax special (gains) and charges are derived by applying the applicable local jurisdictional tax rate to the corresponding pre-tax special (gains) and charges.

Adjusted earnings per share is a financial measure that is not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. Investors should not rely on any single financial measure when evaluating our business. We recommend that investors view non-GAAP financial measures in conjunction with the GAAP measures.

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(ECL-E)